Exhibit 10.46.3

THIS WARRANT AND THE WARRANT SHARES (AS DEFINED BELOW) ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND THE WARRANT SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN EXEMPTION FROM REGISTRATION AVAILABLE SO THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH BONA FIDE MARGIN TRANSACTIONS.

WARRANT
TO PURCHASE COMMON STOCK
OF
SMART ONLINE, INC.

(void after February 21, 2010)

No. W-___

THIS CERTIFIES THAT, for value received, __________________________, or its permitted transferees or permitted assigns (the “Holder”), from and after the date hereof, and subject to the terms and conditions herein set forth, is entitled to purchase from Smart Online, Inc., a Delaware corporation (the “Company”), at any time before 5:00 p.m. New York City time on February 21, 2010 (the “Termination Date”), Seven Hundred Eighty Four Thousand Three Hundred and Fourteen (784,314) shares (as adjusted from time to time pursuant to Section 2 hereof, the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 5 hereof. The number of Warrant Shares is subject to adjustment under Section 2.

1. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)    “Black Scholes Warrant Value” shall mean as of any date the value of one Warrant to purchase one Warrant Share using the Black Scholes method to determine the value of the Warrant based upon a term equal to the duration of the then remaining exercise period under this Warrant, a strike price equal to the then Warrant Price, and a volatility of 50. In the event that the Company’s (or any successor’s) common stock ceases to be quoted on the Over-the-Counter Bulletin Board or traded on any national exchange or on Nasdaq Global Market (or such calculation is not available via the Bloomberg page for any other reason), the Black Scholes Warrant Value shall be calculated using assumptions determined in good faith by the Company’s Board of Directors.

(b)    “Issuance Date” means February 21, 2007.

(c)    “Offering Warrants” shall have the meaning ascribed to such term in Section 8.

(d)    “Person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(e)    “Purchase Agreement” means that certain Securities Purchase Agreement dated as of February 21, 2007 between the Company and the initial Holder of this Warrant.

(f)    “Warrant Price” means $3.00 subject to adjustment under Section 2.

2.    Adjustments and Notices. The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 2. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issuance Date.

(a)    Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock (through a stock split or otherwise), the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock (through a reverse stock split or otherwise), the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination giving rise to the adjustment. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then the number of Warrant Shares in effect immediately prior to such action shall be proportionately increased so that the Holder hereof may receive upon exercise of the Warrant the aggregate number of shares of Common Stock which he or it would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

(b)    Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any capital reorganization, reclassification, exchange, substitution or other event (other than an event described in Section 2(a) above) that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of the Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution), and the Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)    Reorganization, Merger etc. In case of any merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, or a merger or consolidation which results in the termination of the Company’s registration under the Exchange Act, or sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender as collateral in connection with the incurrence of indebtedness by the Company) of all or substantially all of the assets of the Company (collectively, a “Reorganization”), the Company or such successor entity shall on or before the date of consummation of the Reorganization (the “Closing Date”), at its option, either:

(i)     deliver to the Holder a notice of redemption (the “Redemption Notice”), which shall be binding on the Company and on the Holder, stating the Company’s intent to redeem the Warrants at a price per Warrant equal to the Black Scholes Warrant Value for each such Warrant measured as of the date immediately to the Closing Date; or

(ii)        execute and deliver to the Holder an agreement, which shall be binding on the Holder, that the Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action (after giving to any applicable adjustments hereunder) to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at expense mail by first class mail, postage prepaid, to the Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided herein.

(d)    Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price or an adjustment of the kind or number of securities issuable upon exercise of the Warrant, or both, the Company, at its own expense, shall cause its principal financial officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the address provided in or pursuant to Section 13 hereof not later than 20 days following the event prompting such adjustment or readjustment. Such certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based (including a description of the basis on which the Board of Directors of the Company made any determination hereunder). No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent ($0.01), but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(e)    No Impairment. The Company shall not, by amendment of its Certificate of Incorporation, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall subject to Section 10 at all times in good faith assist in carrying out all of the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 2 against impairment.

(f)    Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

3.    No Stockholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not (i) entitle the Holder to any of the rights of a stockholder of the Company or (ii) impose any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

4.    Reservation of Stock. The Company covenants and agrees that it will reserve at all times from its authorized and unissued stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Shares, will upon issuance be duly authorized and validly issued and, in the case of Warrant Shares, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock of the Company is then listed on any national securities exchanges (as defined in the Exchange Act) shall be, subject to the restrictions set forth in Section 11, duly listed or quoted thereon, as the case may be. In the event that the number of authorized but unissued shares of such Common Stock shall not be sufficient to effect the exercise of this entire Warrant into Warrant Shares, then in addition to such other remedies as shall be available to the Holder of this Warrant, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of such Common Stock to such number of shares as shall be sufficient for such purpose. The duly authorized issuance of this Warrant and duly authorized approval of the Purchase Agreement by the Company shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant.

5.    Exercise of Warrant.

(a)    This Warrant may be exercised by the Holder hereof, in whole or in part, at any time from and after the Issuance Date and prior to the termination of this Warrant, at the election of the Holder hereof with the notice of exercise substantially in the form attached hereto as Attachment 1 duly completed, executed and delivered at the principal office of the Company or Transfer Agent (the addresses of each of which are set forth in Section 13 hereof) and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender and payment for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

(b)    In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company or the Transfer Agent together with notice of such election substantially in the form attached hereto as Attachment 1 duly completed and executed (a “Net Exercise”). The Company shall issue to a Holder who Net Exercises a number of Warrant Shares computed using the following formula:

Y (A - B)
X =            A

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The fair market value of one (1) Warrant Share (at the date of such calculation).

B = The Warrant Price (as adjusted to the date of such calculation).

For purposes of this Section 5, the fair market value of a Warrant Share shall mean:

(i)
If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the five-day-trailing average closing price of the Common Stock on such exchange or market on the trading days immediately prior to the date of exercise by the Holder;

(ii)
If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the five-day-trailing average closing bid price of the Common Stock on the trading days immediately prior to the date of exercise; and

(iii)
If there is no public market for the Common Stock, the fair market value shall be the price per Warrant Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued Warrant Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

In the event that this Warrant is exercised pursuant to this Section 5 in connection with the consummation of the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Act (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a Rule 145 transaction) (a “Public Offering”), the fair market value per Warrant Share shall be the per share offering price to the public of the Public Offering.

(c)    The Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder to exceed 9.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 5(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period). For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three trading days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.

6.    Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided that the transferor provides, at the Company’s request, an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act.

7.    Legends. Upon issuance, the certificate or certificates evidencing any Warrant Shares shall bear legends as set forth in the Purchase Agreement.

8.    Purchase Agreement. This Warrant and any other Warrants that may be issued pursuant to Sections 2, 10 or 14 hereof are issued pursuant to and in connection with the Purchase Agreement, and constitute one or more, as applicable, of a number of warrants (the “Offering Warrants”) issued pursuant to and in connection with the Offering (as defined in the Purchase Agreement). The Warrant Shares shall be entitled to the rights conferred thereon under the Purchase Agreement, including without limitation the registration rights provided in Section 5 thereof.

9.    Termination. This Warrant shall terminate at 5:00 p.m. New York City time on the Termination Date.

10.        Warrant Exchangeable for Different Denominations and Reissuable Upon Partial Exercise. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company or transfer agent, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered

Holder at the time of such surrender. At the request of the Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. In the event of a partial exercise of this Warrant by the Holder, this Warrant shall be cancelled and the Company shall issue a new Warrant to the Holder representing purchase rights with respect to an amount of Warrant Shares equal to (x) the number of Warrant Shares represented hereby on the date of such partial exercise minus (y) the number of Warrant Shares exercised on the date of such partial exercise. The date the Company initially issues this Warrant shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. Each warrant representing a portion of the rights hereunder constitutes a Warrant as defined herein.

11.        Ownership of Warrants.

(a)    The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)    THE HOLDER OF THIS WARRANT IS ENTITLED TO CERTAIN REGISTRATION RIGHTS WITH RESPECT TO THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF. SAID REGISTRATION RIGHTS ARE SET FORTH IN THE PURCHASE AGREEMENT BY AND BETWEEN THE INITIAL HOLDER AND THE COMPANY. If the registration statement contemplated in the Purchase Agreement is not effective at the time of any issuance and the shares are not exempt from registration under Rule 144, the Warrant Shares shall be issued in certificated form and shall bear the restrictive legend set forth in Section 3.2 of the Purchase Agreement.

12.        Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of the Warrant. The Company may deem and treat the Holder so registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary, other than a notice in conformity with Section 13 hereof signed by the previous registered Holder indicating that the warrant has been transferred or assigned pursuant to Section 6 hereof. The initial registered Holder is Magnetar Capital Master Fund, Ltd.

13.        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, NC 27713
Attention: James Gayton, Corporate Counsel
Telephone: (919) 765-5000

with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP
2500 Wachovia Capitol Center
Raleigh, NC 27602-2611
Attention: Margaret N. Rosenfeld
Telephone: (919) 821-6714

If to the Holder, to:

________________________
________________________
________________________
________________________
________________________

or such other address provided to the Company pursuant to Section 12 hereof

If to the Transfer Agent, to:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York City, New York 10004
Telephone: 212.509.4000

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14.        Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. This Warrant may be amended with, and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Shares upon the exercise hereof. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

15        Attorneys’ Fees. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part hereof, the Company agrees to pay all reasonable costs and expenses associated with such action, including reasonable attorneys’ fees and court costs.

ISSUED: February 21, 2007

SMART ONLINE, INC.

By:__________________________________

Name:________________________________

Title:_________________________________

Attachment 1

NOTICE OF EXERCISE

TO:  SMART ONLINE, INC.

1.	The undersigned hereby:

❑	elects to purchase shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

❑	elects to exercise its net issuance rights pursuant to Section 5(b) of the attached Warrant with respect to shares of Common Stock.

2.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

______________________________________
(Name in which certificate(s) are to be issued)

______________________________________
(Address)

______________________________ (Name of Warrant Holder) By:___________________________ Title:_________________________ Date signed:___________________